SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 MANATEE AVENUE WEST, SUITE 200

BRADENTON, FL 34205

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

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Section 8 - Other Events

Item 8.01 - Other Events

Management at Silver Falcon Mining, Inc. will be using the following materials in forthcoming presentations. The actual presentation and corresponding slides are below (Note: the number on the left represents the slide number expected during a presentation):

The information in this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

All statements in the presentation, other than historical financial information, may be deemed to be forward-looking statements. Although we believe the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Good evening ladies and gentlemen,

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My name is Pierre Quilliam and I am the Chief Executive Officer of Silver Falcon Mining, Inc. trading on the Nasdaq OTC BB under the symbol SFMI, a Delaware corporation registered in Idaho, with headquarters in Bradenton , Florida.

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Our Board of Directors is composed of a mixture of youth and aged, bringing a wide range of experience in various fields and helping the decision process required.

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A bit of history on how we came to the gold and silver mining world:

In 2007, an opportunity arose to us when a Chinese consortium decided to rid themselves of an Idaho gold and silver bearing property on War Eagle mountain situated at the tail end of a triple mountain peaks, two of which had been profitably mined by Kinross Gold. A total of 172 acres of quit claim land was acquired by GoldLand Holdings An OTCBB company trading under the symbol of GHDC. GoldLand was and is still headed by myself as president and Director. GHDC entered into a 25 years lease with SFMI to have SFMI develop and mine the property.

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Subsequently, SFMI acquired the rights to the Sinker Tunnel  lode claims and the mineral rights to the Cumberland and Louisiana properties situated at the junction of  the Oro Fino and Central  veins  on War Eagle Mountain. SFMI subsequently filed claim with the BLM on approximately 1,100 acres on the mountain covering all of the known vein system of War Eagle Mountain.

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After assaying the 500,000 tons of tailings left on the mountain 100+ years ago and seeing a cash value of millions of dollars contained in these tailings,

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SFMI  acquired a 20 acres lot at the foot of the mountain on which it built a 50 tons a day mill to process the old tailings from the mountain and generate some revenue while exploration and planning on mining of the underground ore proceeded.

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War Eagle Mountain is located about 50 miles southwest of Boise, Idaho. The Sinker Tunnel is about 15 miles off of State Highway78 and the mine sites on the top of War Eagle Mountain are about 20 miles off of State Highway 78.

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War Eagle Mountain is one of three peaks in Southwest Idaho that form a contiguous fault trend, and which have all produced minerals from the same veins:  Delamar Mountain, Florida Mountain, and War Eagle Mountain.

In the summer of 1862, the Oro Fino Vein on top of War Eagle Mountain was discovered.  During 1863 a number of lode claims were located and mining in earnest began.  By the end of 1875 a total of ten shafts had been sunk in the Oro Fino Vein ranging in depth from 300 feet to 1,250 feet. The Oro Fino Shaft at the North end is 300 feet deep and the Mahogany Shaft at the South end is 1,100 feet deep. The Golden Chariot and Ida Elmore shafts are 1,250 feet and 1,000 feet respectively.

By 1866, all the major mines in the area had been discovered and were being developed. The major mines were the Oro Fino, Cumberland, Poorman, Ida Elmore, Golden Chariot, Minnesota, Mahogany and the Morning Star in Silver City.  There were 12 mills in the area with a total of 132 stamps to pulverize the ore, separate the metal from the rock and pour the raw metal into large rectangular bricks of bullion. This bullion was then shipped out of the area, sometimes as far away as Europe, for refining into pure gold and silver.  By the end of 1875, approximately 750,000 ounces of gold equivalent were reportedly extracted from the shafts on War Eagle Mountain.

In August 1875, a financial panic that had started in New York in 1873, culminated with the San Francisco bank crash, and then the closure of the San Francisco Stock Exchange. A nationwide depression occurred, which resulted in source of working capital for the mines drying up. The miners continued to work without pay until October 1875, when they left the mountain for employment elsewhere.  During the winter of 1875-1876, because the mines were not being used, the shafts filled with water.  This condition has existed for the past 136 years, which has resulted in the preservation of these historical vein systems without being disturbed by intruders or miners.

From 1875 through 1899, mining men who had managed and worked in the underground mines and milling operations tried to promote a project that would allow them to recover the remaining submerged gold and silver reserves they knew existed.

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Finally, in November 1899, American Smelting and Refining Company (ASARCO) funded the Sinker Tunnel Project. The project objective was to drive a 10 x 10 tunnel from Sinker Creek on the North-East side of War Eagle Mountain, at an elevation of 5,200 feet, approximately 2,000 feet below the bottom of the Golden Chariot Shaft. This tunnel was named the Sinker Tunnel, and its intended use was to drain water out of War Eagle Mountain and to haul ore mined from the veins to the surface for milling.  The cost of the project was about $250,000 (or the equivalent of $25,000,000 today).

It was anticipated that the Sinker Tunnel would intersect the Oro Fino Vein at about 7,000 feet from the tunnel portal.  The Oro Fino Vein was actually intersected at 6,890 feet in May 1902.  After the Sinker Tunnel was extended north about 80 feet, a raise was started upwards toward the bottom of the Golden Chariot Shaft.  When this raise reached 620 feet in height it was only 150 feet below the bottom of the Golden Chariot Shaft, which contained about 1,100 feet of water.  At this point the amount of water permeating down into the raise was increasing every day, which caused the miners to become anxious about their safety, and raised concerns as to how ASARCO would punch the final hole into the bottom of the Golden Chariot shaft.  They miners raised concerns with the Idaho Inspector of Mines about the working conditions and their concerns, which resulted in the Idaho Inspector of Mines stopping any further work in the area until safety measures were implemented.  At that time, ASARCO elected to close the project down, and return later if conditions changed, which never happened.

During 1932 and 1933, some additional exploration tunnels were driven to the north and to the south from the raise.  In 1941, salvagers opened the Sinker Tunnel and removed all the steel rail and pipe scrap for the war effort. Shortly thereafter, a landslide completely buried the entrance to the tunnel under 50 feet or more of earth and rock, and the Sinker Tunnel complex was forgotten.

In 1993 the location of the tunnel was rediscovered. In 2010, the entrance was excavated, and a permanent structure was built to protect the site. The roads to the Sinker Tunnel Complex were upgraded to allow 25-ton trucks access to the site, and an area 300x400 feet was prepared to act as a staging area at the 5,200 foot level. The tunnel was aerated in its entire length and the entrance to the tunnel was permanently extended to avoid land or snow slides to block access to the tunnel. Permanent drainage pipes were  laid in the tunnel as it was determined that the Tunnel is the main drain for the War Eagle complex. Shoring or rock bolting of some weak points in the top wall and permitting for exploration of the tunnel are underway with training for underground personnel and safety measures being installed as per the latest mining rules and regulations. The company is also a member, in good standing, of the Idaho mining rescue system.

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The mines on War Eagle Mountain were very productive in the first few years because the surface deposits were of extraordinary richness. As the mines got deeper the veins had a smaller yet more consistent amount of ore in relation to the amount of rock that needed to be removed to expose it. Generally, the value of ore per ton of rock removed remained consistent from a depth of 150 feet to as deep as any of the mines were worked. This would indicate that the extensions of the veins into the deeper levels, not yet reached by the mine shafts, would contain the same percentage of metal ore.

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The mines became more expensive to develop and operate as they got deeper. This was not due to a decline in the yield per ton, but due to the increased cost of lifting the mineral ore and of removing water from deeper shafts.  The removal of ground water in mines is a persistent expense that must be addressed on a daily basis. When a mine doesn't have a lower working level tunnel (like the SinkerTunnel Complex) that intersects a vertical shaft, the water must be brought to the surface and disposed of no matter what the expense or technical inconvenience if the mine is to continue operating. This increased cost of mining at depth was one of the most significant problems for the mines on War Eagle Mountain.

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In summary:

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The strike of the Oro Fino Vein System, which is believed to be 10,000 feet long, has been prospected and mined for about 6000 feet long and of a depth to be ascertained. By the end of year 1875 a total of ten shafts had been sunk on the vein ranging in depth from 300 feet to 1250 feet in depth. The Oro Fino Shaft at the North is 300 feet deep and the Mahogany Shaft at the South is 1100 feet deep. The Golden Chariot and Ida Elmore shafts are 1250 feet and 1000 feet deep respectively. Between 1862 and 1875, 750,000 ounces of gold equivalent had been extracted from these shafts. During the productive life of the Oro Fino Vein System from 1863 through 1875 the crude mining and milling methods, utilizing pan and plate amalgamation and chlorination, resulted in poor recoveries. They recovered less than 75 Percent of the gold and silver. At this recovery level the cut off rate for lifting ore to the surface for milling had to be at least 2 ounce per ton. Today we can make a profit at .375 ounces per ton. We believe that at least 2,000,000 ounces of gold equivalent can be mined, milled and poured into DORE over the next ten years.

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What was our business plan in 2007  ?

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Our initial phase involved completing construction of a mill, and using the mill to process tailings left over from prior mining operations. Our second phase is a confirmation program to prove up and locate reserves on our property. We need to obtain a satisfactory estimate of the remaining reserves on the property and their location in order to justify moving forward with full development of the mine site.  The program will involve building a three dimensional map of War Eagle Mountain showing the precise location of veins, shafts and tunnels. Through exploratory drilling and core sampling, we will obtain as much information as possible about the location, thickness and quality of the vein systems near the main shafts, and later throughout the entire mountain. The map will be a valuable tool in analyzing the extent of the remaining reserves, mineralization trends, and other pertinent geological and mining information.

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Another aspect of this phase will involve the development of a plan to use the Sinker Tunnel to mine the interior of the mountain on a year round basis.  The plan will involve accessing and draining the mine shafts on the top of the mountain from the Sinker Tunnel, as well as relocating and collaring old shafts on the mountain.  We estimate that the confirmation phase will take from 14 to 18 months

Development Phase

The development phase involves transitioning the mill from processing tailings leftover from prior mining activities to extracting and processing raw ore from the mountain. We believe that full scale mining of raw ore will be profitable. In particular, historical records of mining on the site, and subsequent reports of the geology of the mountain, indicate that veins containing gold and silver extend much further vertically than could be mined when the site was last mined in the 1880’s.  In a 1926 USGS report, it was believed that the mountain contained $2 Billion dollars of Gold and Silver. Our goal is to develop a drilling program that reaches as many reserves as possible at the lowest cost.  Among the improvements to the mine site that we anticipate making in the development phase are:

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We plan to connect the mine shafts on the top of the mountain to the Sinker Tunnel in order to provide drainage to those shafts;

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We plan to drop material from the guts of the mountain to the Sinker Tunnel to create a more economical means to move material to our mill site;

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We plan to extend the North Poorman mine shaft down by 240 feet and then drill a horizontal connector tunnel to the adit at the top of a raise from Sinker Tunnel to create an alternative route to remove material;

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We plan to install a transportation system in the Sinker Tunnel (either tire mounted trams, narrow gauge railway, or conveyor system) to move ore out of the Sinker Tunnel for transport to our mill site; and

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Additional improvements include housing, storage, food preparation facilities, generators for power, etc.

We estimate that the improvements during the development phase will take 18 to 24 months to complete.

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What have we accomplished so far    ?

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We built the mill on private property that we purchased, rather than on BLM property, because of lower reclamation costs, even though the offsite property will entail higher transportation costs.

The installation and startup of the mill and the working capital to begin transport of ore to the mill for processing has necessitated an investment of millions for the following achievements:

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The purchase and the preparation of property for mill use

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The installation and certification of the mill

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Completing the purchase of small tooling and powering the mill

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Moving ore to stockpile at the mill in 2010 and 2011

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Starting production of Bullion Dore

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Creating revenue as a result of the above.

We were successful in our negotiations to purchase a parcel of land about half way between Highway 78 and the Sinker Tunnel entrance where we have constructed our mill. We closed on the purchase of this site in December 2009 and purchased all of the milling equipment we need, which is currently installed and  processing tailings, in Murphy, Owyhee county, Idaho.  As the mill is up and running, each year we haul  sufficient tailings material to our mill site for processing. Our assaying indicated  that, there are sufficient quantities of gold and silver remaining in the dump material to justify further processing  Since the closing, we have made improvements to the road to the mill site, located an office on the property, removed the topsoil from an area of the mill site where our tailings are stacked and drilled a water well, erected a mill building with ancillary structures and fenced off the area. We will also provide for the erection of a closed circuit leaching line and a metallurgical lab to finish the production of Bullion Dore. Sales of Bullion Dore started in late 2011 and are ongoing.

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Ore arrives at the mill by truck from the mountain and is weighed and stacked on site in piles clearly identified as to provenance and a sample is then taken to be assayed for quality control.

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The ore bearing rock is then loaded into a crushing and sorting circuit consisting of 3 crushers, conveyors and sorters which reduces the ore to 5/16" and smaller,

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The crushed ore is brought into the mill via conveyor and then mixed with water in a steel ball mill

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to produce a liquid slurry which is strained through a <20 mm mesh strainer. The ore bearing slurry water is

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then pumped into a Falcon Concentrator, which is basically an inverted rubber bell that spins at a high rate of speed.

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The concentrator forces the heavies in the slurry up the sides of the bell where the metals fall as a paste and are sent to the riffles table where a divider allows the washed ores to go to the concentrate tank for settling and the cloudy water to be sent to the belt press which squeezes 98% of the water out of the feed and sends it to the tanks to be reused in the process and the sediment going to our tailings pile. The paste produced in the concentrate tank is then remixed with clear water and put through a vibrating process where the heavy metals (Gold, Silver, Titanium, etc) are separated from other substances and deposited in sealed containers.  This product is then dried, assayed and then poured into dore bars which are stored until readied for shipment to the refinery. At this stage , 25% of the precious metals, contained in the ore, has been extracted.

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The dry tailings are stored in an outside tailings pile which will be reprocessed in our closed circuit leaching line where the remaining 75% of the precious metals present will be extracted and the barren ore will then be spread on our property and shaped consistent with the contours of the land and covered and seeded for preservation of land appearance. The water is provided by underground storage tanks and is recycled continuously, thus requiring only a small amount of water to make up for losses due to evaporation and spillage which we can easily make up from our deep well flow.

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What of the future   ?

Exploration and Discovery Phase

Based upon the recorded historical tonnage and yields on War Eagle Mountain, during the 1860s to 1870s, the Company will concentrate its’ initial “Exploration and Discovery” efforts on the Oro Fino, Poorman, & Central Veins located within the Company’s properties and accessible via the Sinker Tunnel. We know from historical records that approximately millions of  tons of ore can be extracted from the mountain with a yield of equal to or better than the production of the 1800’s given the tremendous improvements in production and recovery machinery.

Based on historical records of the veins, the total estimated production on the mountain between 1865 and 1875 was 164,078 tons of ore averaging 2.52 ounces of Gold equivalent per ton.

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Our objective is to conduct exploration activities on the surface of the mountain and especially in our tunnel, which is approximately 1 and 1/2 miles long, to assess how many commercially viable gold deposits there are and how much they contain. Subsequent to this study, we will file a form 43-101 with the Toronto Stock Exchange and the SEC so as to have proven reserves on our books.

Our goal is to complete our first phase of exploration within the next 18 months. Silver Falcon Mining, Inc. will retain the professional services of MSHA certified drillers, and along with competent geologists, review all of the available data with the aim of determining and cataloguing initial mining targets. Work will begin primarily in the Sinker Tunnel due to the inaccessibility, in the winter, of the surface higher up on the mountain

Most of the claims, to which we have access, have existing shafts and adits structures which can be accessed and examined both from the surface of the mountain and from inside the Sinker Tunnel. After securing the surroundings of these existing works, we will be able set to work so as to determine the quality of the mineralization within the targeted areas. By using our onsite lab facilities at the base of the mountain, we will reduce the overall costs of “Exploration and Discovery”.

Based on the records of the Idaho Bureau of mines, Idaho State Mining Reports, and physical assays of samples from the various shafts, adits and from the Sinker Tunnel, sufficient evidence exists that there are large quantities of Gold and Silver deposits remaining in the bowels of the War Eagle mountain. The question to be answered, is what amounts remain, where are they located, and what is the potential for additional reserves?

To accomplish our tasks, we need to locate and bulk sample the veins systematically. The “Exploration and Discovery” phase is designed to concentrate on the central part of the previously mined vein systems through drilling in the Sinker Tunnel and on the surface of the mountain, in areas selected by our head geologists, Mr. Rick Walker and Daniel Soho. (The Sinker Tunnel opening at the 5,200 ft level, gives us year round access to work the veins of precious metal, up and down from inside of the mountain.)

Based upon our geologists evaluation and subsequent recommendation, the Company will choose the appropriate site to begin the “Exploration and Discovery” phase and reconstruction of the shafts and workings.

The Work Area at the 5,200 foot (Sinker Tunnel) level will create the necessary operational base for all future activities at the original mine site. The chosen location covers the emplacement of five important shafts on the Poorman and Oro Fino properties and a large number of shafts and adits on lode claims we have filed on other leased properties.

The next step will be a careful survey of the exact locations of the portions of the mine complex that will become accessible through the opening and draining of the Western, Illinois Central, and Poorman shafts and others. The geologists will be working closely with the surveyors to document the geological structure and nature of the vein and all other pertinent features such as fault orientation and displacement. All this data will be integrated into a precise 3-dimensional map of the mountain.

When a drift or adit level has been surveyed, the bulk sampling can proceed. This work has to be done under close supervision of the geological team to make sure that the sampling is carried out properly, and sampling locations are clearly documented. With the survey and assay information, a 3-dimensional map of the veins will be generated to show the exact location of the sampled ore. This map will be one of our primary tools in analyzing the extent of the remaining reserves, show mineralization trends and all other pertinent geological and mining information of the War Eagle mountain and its contents. It will be indispensable for our strategic planning toward the development phase. A drilling and coring campaign will be undertaken during the “Exploration and Discovery” phase, whose main purpose would be to delineate the extent of mineralization beyond the boundaries of the main adits and shafts.

We will use a flexible approach of drilling through the host rock and coring through the sections where we anticipate the veins. The objective will be to obtain as much information as possible about the location, thickness, and quality of the vein system within the mountain. When, the present program is underway, an expanded exploratory program will be undertaken to cover most of the Oro Fino Vein, the Poorman Vein, the Central Vein, and the other known veins on the mountain. Phase Two will review and narrow drill target potentials. The availability of a 3-D model will allow the Company to “see” the structures and underground locations of the veins more clearly and therefore target drilling areas more efficiently.

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We are also in a permitting process for a closed circuit leaching line to increase our recuperation rate of precious metals at the mill and to prepare for the eventual processing of raw ore from the inside of the mountain.

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Thank you for coming to listen to this presentation and we hope that it will benefit you and your clients.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: April 2, 2012	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer